                                                                    EXHIBIT 99.8
FOR IMMEDIATE RELEASE

                                                  MAY 3, 2001
                                                  FOR MORE INFORMATION CONTACT:
                                                  RAY BRAUN - (419) 247-2800
                                                  MIKE CRABTREE - (419) 247-2800

                         HEALTH CARE REIT, INC. REPORTS
                              FIRST QUARTER RESULTS

Toledo, Ohio, May 3, 2001........HEALTH CARE REIT, INC. (NYSE/HCN) today announced operating results for its first quarter of 2001. The company continues to meet financial and operational expectations.

"Our operating results for the quarter are on target with the guidance of $0.64 to $0.65 per share we provided earlier this year," commented George L. Chapman, chairman and chief executive officer. "We completed our $200 million asset disposition program this quarter with dispositions of $22 million for a total of $195 million. This strategy effectively preserved the company's fundamental credit qualities with low leverage of 38 percent debt to total capitalization and EBITDA coverage at 3.68 times. We will redeploy any future proceeds from sales or payoffs to acquire stabilized properties. We are seeing excellent investment opportunities that will enhance the portfolio. We intend to maintain the dividend at its current level, with increases to resume once capital becomes available at costs that permit accretive investment activity."


SUMMARY OF FIRST QUARTER RESULTS
--------------------------------
(In thousands, except per share numbers)
--------------------------------------------------------- ---------------------------- ---------------------------------
                                                              THREE MONTHS ENDED              THREE MONTHS ENDED
                                                                MARCH 31, 2001                  MARCH 31, 2000
--------------------------------------------------------- ---------------------------- ---------------------------------
Revenues                                                               $32,577                      $34,950
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Available to Common Shareholders                            $11,827                      $14,757
--------------------------------------------------------- ---------------------------- ---------------------------------
Funds From Operations (FFO)                                            $18,479                      $19,897
--------------------------------------------------------- ---------------------------- ---------------------------------
Net Income Per Diluted Share                                             $0.41                        $0.52
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Per Diluted Share                                                    $0.64                        $0.70
--------------------------------------------------------- ---------------------------- ---------------------------------
Dividend Per Share                                                      $0.585                       $0.580
--------------------------------------------------------- ---------------------------- ---------------------------------
FFO Payout Ratio                                                           91%                          83%
--------------------------------------------------------- ---------------------------- ---------------------------------

Funds from operations (FFO), the generally accepted measure of operating performance for the real estate investment trust industry, totaled $18.5 million, or $0.64 per diluted share, for the first three months of 2001, compared with $19.9 million, or $0.70 per diluted share, for the same period in 2000. The decrease was attributable to the decline in revenues generated by the smaller asset base, which resulted from the planned asset disposition program.

ASSET DISPOSITIONS EFFECTIVE IN REDUCING DEBT. In 2000, the company completed asset dispositions totaling $173 million to preserve its low leverage and liquidity in a tight capital market. The company completed its asset disposition program in the first quarter of 2001 with dispositions totaling $22 million reducing total assets to $1.1 billion. The proceeds derived from the sales and mortgage payoffs were used to meet debt maturities, satisfy unfunded commitment obligations, and pay down the company's line of credit arrangements.

1Q01 EARNINGS RELEASE


The company had a total outstanding debt balance of $430 million at March 31, 2001, down from $534 million in first quarter 2000, and shareholders' equity of $695 million, which represents a debt to total capitalization ratio of 38 percent. For the first three months of 2001, the company's coverage ratio of EBITDA to interest was 3.68 to 1.0.

LEASE UP STATISTICS FOR ASSISTED LIVING FACILITIES. The company is on track to stabilize another $100-$125 million of investments in its assisted living portfolio by June 30, 2001. As of December 31, 2000, 41 assisted living facilities remained in fill-up. During the first quarter 2001, 11 assisted living facilities were stabilized and two completed construction. The company ended the quarter with 111 stabilized assisted living facilities and 32 assisted living facilities in fill-up.

"We are pleased with the progress in stabilizing the assisted living portfolio," remarked Mr. Chapman. "Approximately 75 percent of our portfolio is currently stabilized and will approach 80 percent by midyear. Our same store payment coverage after management fees for 2000 was 1.41 times compared with 1.08 times in 1999. Stabilized facility cash flows are increasingly reflecting the dramatic decrease in new construction, the burn-off of rent concessions, and the pricing power of quality operators in this asset class. Many of our operators are implementing price increases of 5-10 percent this year in stabilized facilities. We are looking forward to completing the stabilization process."

OUTLOOK FOR 2001. The company previously announced its guidance of FFO of $0.64 to $0.65 per diluted share per quarter. The company believes these estimates remain appropriate.

CONFERENCE CALL INFORMATION. Health Care REIT has scheduled a conference call on May 4, 2001, at 11:00 A.M. EST to discuss its first quarter 2001 performance, industry trends, portfolio performance, and its outlook for 2001. To participate on the webcast, log on to www.hcreit.com or www.streetfusion.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily nursing homes and assisted living facilities. At March 31, 2001, the company had investments in 201 health care facilities in 34 states and had total assets of approximately $1.1 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

This document and supporting schedules may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in the future to differ materially from expected results. These risks and uncertainties include, among others, general economic conditions, the availability of capital, competition within the financial services and real estate markets, the performance of operators within Health Care REIT's portfolio, and regulatory and other changes in the health care sector, as described in the company's filings with the Securities and Exchange Commission.

                           FINANCIAL SCHEDULES FOLLOW

                                      #####

1Q01 EARNINGS RELEASE




                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(AMOUNTS IN THOUSANDS)


                                                               MARCH 31
                                                     ----------------------------
                                                        2001              2000
                                                     ----------------------------
ASSETS
Real estate investments:
   Real property owned
     Land                                            $    77,109      $    72,373
     Buildings & improvements                            792,745          720,601
     Construction in progress                              7,641           52,975
                                                     -----------      -----------
                                                         877,495          845,949
     Less accumulated depreciation                       (59,754)         (40,494)
                                                     -----------      -----------
     Total real property owned                           817,741          805,455

Loans receivable
     Real property loans                                 268,377          404,189
     Subdebt investments                                  22,225           25,350
                                                     -----------      -----------
                                                         290,602          429,539
Less allowance for losses on loans receivable             (6,111)          (5,837)
                                                     -----------      -----------
                                                         284,491          423,702
                                                     -----------      -----------
     Net real estate investments                       1,102,232        1,229,157

Other assets:
     Equity investments                                    5,501            6,359
     Deferred loan expenses                                3,915            3,461
     Cash and cash equivalents                             2,537            1,380
     Receivables and other assets                         27,096           21,509
                                                     -----------      -----------
                                                          39,049           32,709
                                                     -----------      -----------
TOTAL ASSETS                                         $ 1,141,281      $ 1,261,866
                                                     ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Borrowings under line of credit obligations     $   110,300      $   172,900
     Senior unsecured notes                              255,000          290,000
     Secured debt                                         64,835           71,318
     Accrued expenses and other liabilities               16,311           21,739
                                                     -----------      -----------
Total liabilities                                    $   446,446      $   555,957

Shareholders' equity:
     Preferred Stock                                     150,000          150,000
     Common Stock                                         28,881           28,577
     Capital in excess of par value                      529,417          524,778
     Undistributed (overdistributed) net income           (8,416)           7,087
     Accumulated other
         Comprehensive income                               (994)             248
     Unamortized restricted stock                         (4,053)          (4,781)
                                                     -----------      -----------
TOTAL SHAREHOLDERS' EQUITY                           $   694,835      $   705,909
                                                     -----------      -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 1,141,281      $ 1,261,866
                                                     ===========      ===========

1Q01 EARNINGS RELEASE


                             HEALTH CARE REIT, INC.
                              FINANCIAL SUPPLEMENT

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                        THREE MONTHS ENDED
                                                                             MARCH 31
                                                            --------------------------------------------
                                                                     2001                  2000
                                                            ----------------------- --------------------
Revenues:
     Operating lease rents                                    $       22,608          $       21,630
     Interest income                                                   8,945                  11,521
     Commitment fees and other income                                    890                   1,676
     Prepayment fees                                                     134                       0
     Gain on sale of properties                                            0                     123
                                                              --------------          --------------
Gross Revenues                                                        32,577                  34,950

Expenses:
     Interest expense                                         $        8,112          $        9,101
     Provision for depreciation                                        6,786                   5,263
     General and administrative                                        1,851                   1,900
     Loan expense                                                        375                     317
     Provision for losses                                                250                     250
                                                              --------------          --------------
Total Expenses                                                        17,374                  16,831
                                                              --------------          --------------

Net Income                                                            15,203                  18,119

Preferred stock dividends                                              3,376                   3,362
                                                              --------------          --------------
Net Income Available to
   Common Shareholders                                        $       11,827          $       14,757
                                                              ==============          ==============

Average number of common shares outstanding:
     Basic                                                            28,617                  28,216
     Diluted                                                          28,871                  28,457

Net income per share:
     Basic                                                    $         0.41          $         0.52
     Diluted                                                            0.41                    0.52

Funds from operations:                                        $       18,479          $       19,897

Funds from operations per share:
     Basic                                                    $         0.65          $         0.71
     Diluted                                                            0.64                    0.70

Dividends per share                                           $        0.585          $        0.580

1Q01 EARNINGS RELEASE




HEALTH CARE REIT, INC.
FINANCIAL SUPPLEMENT - MARCH 31, 2001


PORTFOLIO COMPOSITION ($000'S)                                                                            EXHIBIT 1
------------------------------

BALANCE SHEET DATA                        # Properties         # Beds/Units           Balance           % Balance
                                       -------------------- ------------------- -------------------- -----------------
  Real Property                                 157               12,444            $    817,741              74%
  Loans Receivable                               44                5,065                 268,377              24%
  Subdebt Investments                          -na-                 -na-                  22,225               2%
                                       -------------------- ------------------- -------------------- -----------------
Total Investments                               201               17,509            $  1,108,343             100%

INVESTMENT DATA                           # Properties         # Beds/Units       Investment (1)         % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Assisted Living Facilities                    148               10,090            $    749,763              67%
  Nursing Homes                                  43                5,868                 248,004              22%
  Specialty Care Facilities                      10                1,551                 122,001              11%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         201               17,509            $  1,119,768             100%

INVESTMENT BY OWNER TYPE                  # Properties         # Beds/Units       Investment (1)       % Investment
                                       -------------------- ------------------- -------------------- -----------------
  Publicly Traded                                71                4,235            $    267,115              24%
  Key Private                                    86                8,581                 633,545              57%
  Privately Held                                 44                4,693                 219,108              19%
                                       -------------------- ------------------- -------------------- -----------------
Real Estate Investments                         201               17,509            $  1,119,768             100%

NOTES:  (1)  REAL ESTATE INVESTMENTS INCLUDE GROSS REAL ESTATE INVESTMENTS AND CREDIT ENHANCEMENTS WHICH AMOUNTED
             TO $1,108,343,000 AND $11,425,000, RESPECTIVELY.



REVENUE COMPOSITION ($000'S)                                                                              EXHIBIT 2
----------------------------

                                                     Three Months Ended
                                                       March 31, 2001                         Year-to-Date
                                              ----------------------------------      ------------------------------
REVENUE BY INVESTMENT TYPE
  Real Property                                 $      23,063            71%
  Loans Receivable & Other                              8,822            27%                 (Not Applicable)
  Subdebt Investments                                     692             2%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      32,577           100%

REVENUE BY FACILITY TYPE
  Assisted Living Facilities                    $      21,292            65%
  Nursing Homes                                         7,071            22%
  Specialty Care Facilities                             4,214            13%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      32,577           100%

REVENUE BY OWNER TYPE
  Publicly Traded                               $       8,208            25%
  Key Private                                          18,956            58%
  Privately Held                                        5,413            17%
                                              ------------------ ---------------      ----------------- -------------
  Total                                         $      32,577           100%

1Q01 EARNINGS RELEASE



REVENUE COMPOSITION (CONTINUED) ($000'S)                                                                  EXHIBIT 3
----------------------------------------

OPERATING LEASE EXPIRATIONS & LOAN MATURITIES

                         Current Lease          Current Interest           Interest and
       Year               Revenue (1)              Revenue (1)            Lease Revenue           % of Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2001             $      1,993             $      1,801              $      3,794                3%
       2002                    1,738                    6,576                     8,314                7%
       2003                    2,770                        0                     2,770                2%
       2004                      410                    5,832                     6,242                5%
    Thereafter                88,183                   18,163                   106,346               83%
                    ------------------------ ------------------------ ----------------------- -------------------
      Total             $     95,094             $     32,372              $    127,466              100%

NOTES: (1) REVENUE IMPACT BY YEAR, ANNUALIZED


COMMITTED INVESTMENT BALANCES                                                                             EXHIBIT 4
------------------------------
($000'S EXCEPT INVESTMENT PER BED/UNIT)

                                                                                    Committed         Investment per
                                          # Properties         # Beds/Units         Balance (1)          Bed/Unit
                                       -------------------- ------------------- -------------------- ------------------
  Assisted Living Facilities                    148               10,090           $     759,147       $      75,238
  Nursing Homes                                  43                5,868                 248,592              42,364
  Specialty Care Facilities                      10                1,551                 122,001              78,659
                                       -------------------- ------------------- -------------------- ------------------
  Total                                         201               17,509           $   1,129,740           -na-

NOTES: (1) COMMITTED BALANCE INCLUDES REAL ESTATE INVESTMENTS, CREDIT ENHANCEMENTS AND UNFUNDED COMMITMENTS FOR
              WHICH INITIAL FUNDING HAD COMMENCED.


OPERATOR CONCENTRATION ($000'S)                                                                           EXHIBIT 5
-------------------------------

CONCENTRATION BY INVESTMENT                          # Properties            Investment             % Investment
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          19               $   126,722                   11%
  Life Care Centers of America, Inc.                       13                    86,093                    8%
  Alterra Healthcare                                       38                    85,353                    8%
  Atria Senior Quarters                                     9                    79,571                    7%
  Balanced Care                                             9                    54,991                    5%
  Remaining Operators                                     113                   687,038                   61%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   201               $ 1,119,768                  100%

CONCENTRATION BY REVENUE                             # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Merrill Gardens                                          19               $     3,446                   11%
  Alterra Healthcare                                       38                     2,655                    8%
  Atria Senior Quarters                                     9                     2,400                    7%
  Life Care Centers of America, Inc.                       13                     2,039                    6%
  Tandem                                                    8                     1,572                    5%
  Remaining Operators                                     114                    20,465                   63%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   201               $    32,577                  100%

NOTES: (1) THREE MONTHS ENDED MARCH 31, 2001



1Q01 EARNINGS RELEASE




SELECTED FACILITY DATA                                                                                    EXHIBIT 6
----------------------
                                                                                                 Coverage Data
                                                              % Payor Mix              ----------------------------------
                                                  ------------------------------------     Before            After
                                    Census                Private         Medicare        Mgt. Fees         Mgt. Fees
                               ------------------ ------------------------------------ ------------------ ---------------
Nursing Homes                         83%                  26%                11%            1.61x            1.20x
Assisted Living Facilities            90%                 100%                 0%            1.30x            1.12x
Specialty Care Facilities             57%                  13%                36%            1.93x            1.52x

                                                                                       ------------------ ---------------
                                                           Weighted Averages                 1.48x            1.20x

NOTES: DATA AS OF DECEMBER 31, 2000


SECURITY DEPOSITS & OTHER CREDIT SUPPORT ($000'S)                                                         EXHIBIT 7
-------------------------------------------------
                                          Balance      % Investment
                                       --------------- -----------------

Cross Defaulted                         $ 1,028,874         92%  of gross real estate investments
Cross Collateralized                        224,980          84% of mortgage loans
Bank Letters of Credit & Cash                24,277           2% of investment balance

CURRENT CAPITALIZATION ($000'S)           Balance         % Balance                    LEVERAGE & PERFORMANCE RATIOS
-------------------------------        --------------- -----------------          ----------------------------------------
Borrowings Under Bank Lines             $   110,300          10%                  Debt/Total Book Cap               38%
Long-Term Debt Obligations                  319,835          28%                  Debt/Equity                       62%
Shareholders' Equity                        694,835          62%                  Interest Coverage       3.68x 1st Qtr.
                                       --------------- -----------------                                  3.61x L12M
   Total Book Capitalization            $ 1,124,970         100%                  FFO Payout Ratio        91% 1st Qtr.
                                                                                                          88% L12M


DEBT MATURITIES AND PRINCIPAL PAYMENTS ($000'S)                                                           EXHIBIT 8
-----------------------------------------------

       Year           Lines of Credit (1)         Senior Notes             Secured Debt             Total
------------------- ------------------------ ------------------------ ----------------------- -------------------
       2001              $         0             $      10,000             $          51        $     10,051
       2002                   25,000                    20,000                        75              45,075
       2003                  150,000                    35,000                        84             185,084
       2004                        0                    40,000                    64,132             104,132
       2005                        0                         0                       493                 493
       2006                        0                         0                         0                   0
       2007                        0                         0                         0                   0
    Thereafter                     0                   150,000                         0             150,000
                    ------------------------ ------------------------ ----------------------- -------------------
      Total              $   175,000             $     255,000             $      64,835        $    494,835

NOTES: (1) LINES OF CREDIT REFLECT 100% CAPACITY

1Q01 EARNINGS RELEASE



      INVESTMENT ACTIVITY ($000'S)                                                                        EXHIBIT 9
      ----------------------------

                                                 Three Months Ended
                                                   March 31, 2001                               Year-to-Date
                                          ---------------------------------           ---------------------------------
    FUNDING BY INVESTMENT TYPE
      Real Property                        $     2,164           15%
      Mortgage & Other Loans                         0            0%                          (Not Applicable)
      Construction Advances                      6,777           82%
      Subdebt Investments                          273            3%
                                          ----------------- ---------------           ---------------------------------
      Total                                $     9,214          100%

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities           $     5,661           67%
      Nursing Homes                              3,553           33%
      Behavioral Care                                0            0%
      Specialty Care Facilities                      0            0%
                                          ----------------- ---------------           ---------------------------------
      Total                                $     9,214          100%



GEOGRAPHIC CONCENTRATION ($000'S)                                                                        EXHIBIT 10
---------------------------------

CONCENTRATION BY REGION                              # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  South                                                   112               $   518,980                   46%
  Northeast                                                31                   260,372                   23%
  West                                                     32                   208,992                   19%
  Midwest                                                  26                   131,424                   12%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   201               $ 1,119,768                  100%

CONCENTRATION BY STATE                               # Properties           Investment              % Investment
                                                ----------------------- ---------------------- -----------------------
  Florida                                                  26               $   138,105                   12%
  Texas                                                    33                   124,361                   11%
  Massachusetts                                            14                   121,702                   11%
  California                                               10                    69,837                    6%
  New York                                                  6                    58,974                    5%
  Remaining States                                        112                   606,789                   55%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   201               $ 1,119,768                  100%

REVENUE BY STATE                                     # Properties          Revenue (1)               % Revenue
                                                ----------------------- ---------------------- -----------------------
  Texas                                                    33               $     4,246                   13%
  Florida                                                  26                     3,537                   11%
  Massachusetts                                            14                     3,053                    9%
  California                                               10                     2,268                    7%
  New York                                                  6                     1,778                    5%
  Remaining States                                        112                    17,695                   55%
                                                ----------------------- ---------------------- -----------------------
  Total                                                   201               $    32,577                  100%

NOTES: (1) THREE MONTHS ENDED MARCH 31, 2001

1Q01 EARNINGS RELEASE



FUNDS FROM OPERATIONS COMPUTATION ($000'S)                                                               EXHIBIT 11
------------------------------------------

                                                             Three Months Ended
                                                               March 31, 2001                Year-to-Date
                                                       ------------------------------- --------------------------
Net Income Available to Common Shareholders                      $    11,827
Add:      Depreciation Expense                                         6,786
          Asset Impairment Charges                                         0               (Not Applicable)
Deduct:   Gain on Sale of Assets                                           0
          Prepayment Fees                                               (134)
                                                       ---------------------------- -- --------------------------

Funds From Operations (FFO)                                      $    18,479

Average Common Shares Outstanding:
          Basic                                                       28,617
          Diluted                                                     28,871

FFO Per Common Share:
          Basic                                                  $      0.65
          Diluted                                                $      0.64




      DISPOSITION ACTIVITY                                                                               EXHIBIT 12
      --------------------

                                                  Three Months Ended
                                                    March 31, 2001                             (Year-to-Date)
                                           ---------------------------------          ---------------------------------
    DISPOSITIONS BY INVESTMENT TYPE
      Real Property                         $         0              0%
      Mortgage & Other Loans                     21,655            100%                       (Not Applicable)
                                            -----------            ----
      Total                                 $    21,655            100%
                                            ===========            ====

    REAL ESTATE INVESTMENTS
      Assisted Living Facilities            $         0              0%
      Nursing Homes                                   0              0%
      Specialty Care Facilities                  21,655            100%
                                            -----------            ----
      Total                                 $    21,655            100%
                                            ===========            ====



LEASE UP STATISTICS ON ASSISTED LIVING FACILITIES                                                        EXHIBIT 13
-------------------------------------------------

OCCUPANCY                                  FACILITIES        MONTHS IN OPERATION     REVENUE (1)       % OF REVENUE
                                       ------------------- ----------------------- ----------------- -----------------
  00% - 50%                                    11                   14.6                $3,013               9%
  50% - 70%                                    15                   18.6                $2,840               8%
  70% +                                         6                   20.9                $1,656               5%

NOTES: (1) INTEREST AND RENTAL INCOME FOR THREE MONTHS ENDED MARCH 31, 2001.
